UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2008
HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana (State or Other Jurisdiction of Incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana (Address of Principal Executive Offices)		47006-8835 (Zip Code)
Registrant’s telephone number, including area code: (812) 934-7777
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1

Item 1.01.	Entry into a Material Definitive Agreement.
     The information under Item 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On October 1, 2008, Hill-Rom Holdings, Inc. (the “Company”) completed the acquisition of two affiliated companies: Liko Vårdlyft AB (“Liko Sweden”) and Liko North America Corporation (“Liko North America” and, together with Liko Sweden, “Liko”). Liko, based in Lulea, Sweden, is a leading supplier and developer of patient lifts, slings and other patient transfer technology. The Company’s press release announcing the acquisition is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
     The combined purchase price for the two companies was approximately 1.2 billion Swedish kronors (approximately US$183 million) in cash. The purchase price was funded with cash on hand and borrowings of approximately $90 million under the Company’s $500 million revolving credit facility. The credit facility is described in Item 1.01 of Form 8-K filed by the Company on April 1, 2008, which description is incorporated herein by reference. The purchase price is subject to post-closing adjustments based on differences in actual amounts of working capital and net debt of Liko at closing compared to earlier targeted levels.
     The acquisition was made pursuant to two separate Share Sale and Purchase Agreements, each dated September 30, 2008: an agreement between Family Holding i Alvik AB and Hill-Rom AB, a subsidiary of the Company, relating to the acquisition of Liko Sweden, and an agreement between AM Holding AB and Hill-Rom Company, Inc., a subsidiary of the Company, relating to the acquisition of Liko North America.
     Each agreement contains representations and warranties of the seller that are typical of transactions of this sort and requires the seller, subject to specified limitations and exceptions, to indemnify the Company for breaches by the seller of representations, warranties or other provisions of the Share Sale and Purchase Agreements, as well as for losses resulting from certain other matters specified in the agreements. Additionally, and pursuant to the Share Sale and Purchase Agreements, the founders of Liko, Barbro and Gunnar Liljedahl (“Founders”), have agreed to make, jointly and severally with the sellers, certain of the representations and warranties of the sellers under the agreements. Pursuant to the agreements, approximately 22% of the total purchase price, before post-closing adjustments, was placed into escrow at closing to provide funds for payment of the sellers’ indemnification obligations under the agreements for a period of up to 24 months.
     The Company also entered into consulting agreements with Liko’s Founders and obtained five-year non-competition agreements from the Founders and each of the sellers.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information under Item 2.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

2.1	Share Sale and Purchase Agreement dated September 30, 2008 between Family Holding i Alvik AB and Hill-Rom AB

2.2	Share Sale and Purchase Agreement dated September 30, 2008 between AM Holding AB and Hill-Rom Company, Inc.

99.1	Press release dated October 2, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
DATE: October 2, 2008	BY:	/S/ Gregory N. Miller
Gregory N. Miller
Senior Vice President and Chief Financial Officer

DATE: October 2, 2008	BY:	/S/ Richard G. Keller
Richard G. Keller
Vice President — Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Sale and Purchase Agreement dated September 30, 2008 between Family Holding i Alvik AB and Hill-Rom AB

2.2	Share Sale and Purchase Agreement dated September 30, 2008 between AM Holding AB and Hill-Rom Company, Inc.

99.1	Press release dated October 2, 2008

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